UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2023

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

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SECTION 2 – FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition.

On November 14, 2023, Body and Mind Inc. (the “Company” or “BaM”) issued a news release announcing its financial results for the fiscal year ended July 31, 2023. The information regarding the financial results for the fiscal year ended July 31, 2023 of the Company contained in Item 7.01 below is responsive to this Item 2.02 and is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure.

On November 14, 2023, the Company issued a news release to announce financial results for the fiscal year ended July 31, 2023 and to provide shareholders with an operational update. All financial information is provided in U.S. dollars unless otherwise indicated.

FY 2023 Summary & Comparison to FY 2022

	FY 2023	FY 2022
Revenue	$22.8	$23.4
Net Income/(Loss)	$(20.6)	$(28.2)
Adjusted EBITDA*	$(6.0)	$(2.7)

Note: Comparative financial information does not include discontinued assets and assets held for sale.

FY 2023 Highlights:

•	Closed Seaside dispensary transaction
•	Closed a $3 million unsecured convertible debt financing with Bengal Capital and Mindset Capital, two experienced cannabis-focused funds.
•	Closed a merger with CraftedPlants NJ, an entity that leases a New Jersey retail location with local cannabis-use approval for a retail location. Currently working on attaining final state licensure in New Jersey.
•	Bengal Capital partner Josh Rosen appointed to the Company’s Board of Directors.
•	Opened the Markham, Illinois Body and Mind dispensary.
•	Exited the Michigan market and sold the Michigan Body and Mind dispensary.

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Subsequent to the end of FY 2023:

•	Closed the sale of the Ohio Body and Mind dispensary.
•	Initiated the divestment of the Ohio Body and Mind processor.
•	Fully repaid senior secured lender.

Management Commentary

This year has been focused on streamlining our assets and operations in support of developing what we believe to be our highest returning capital projects in the Illinois and New Jersey markets,” stated Michael Mills, CEO of Body and Mind. “The recent sale of our Ohio dispensary resulted in full repayment of our senior secured lender, improved our balance sheet and results in reduced interest expenses by roughly $1 million per year. Our divestment of the Ohio processing operation is anticipated to provide an additional $2 million in incremental capital prior to the end of November 2023 which we plan to use to fund our dispensaries under development (see press release September 6, 2023).

“Our key priorities for the following year consist of:

1.	Entry to the New Jersey Market: We believe that our best return on capital in the near term is development of our retail cannabis license in New Jersey. The New Jersey dispensary has received local approval and is pending state approval.
2.	Expansion in the Illinois Market: Our first dispensary in Illinois opened in April 2023 and continues to experience increased customer traction. Our second Illinois dispensary is under construction with walls and roof complete and groundworks ongoing. We believe the Illinois market continues to be underserved.
3.	Ongoing Optimization of Existing Operations: We plan to continue to opportunistically evaluate the monetization of our existing assets with an emphasis on supporting sustainable cash flow generation.
4.	License Application: We have been successful with entry into several markets based on license application success and will continue to pursue new license opportunities as markets open.
5.	New Expansion Opportunities: We review opportunities to bring our cultivation and retail experience to current and new markets with focus on efficient capital allocation.”

“I look forward to updating investors on our advances in line with these priorities as the year progresses,” stated Michael Mills, CEO of Body and Mind Inc.

FY 2032 Financial Highlights:

•	Revenues for FY 2023 were $22.8 million, a 2.4 % decrease over FY 2022 revenues of $23.4 million.
•	Gross profit of $5.8 million for FY 2023 compared to a gross profit of $7.4 million for FY 2022.
•

FY 2023 net operating loss was $7.7 million compared to FY 2022 net operating loss of $4.5 million. The change in net operating loss was primarily impacted by construction and startup expenses associated with our operating and in-progress dispensaries in Illinois and New Jersey, and a continued decrease in wholesale flower pricing in Nevada.

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•	FY 2023 other expenses totalled $10.5 million compared to $22.1 million in FY 2022. The largest component of FY 2023 other expenses were asset impairment charges related to the Company’s carrying value of certain brand, intangible assets, and right of use assets totalling $9.4 million.
•	FY 2023 net loss was $20.6 million (or basic and diluted loss per share of $0.15) compared to a FY 2022 net loss of $28.2 million (or basic and diluted loss per share of $0.25). The large difference is mostly attributable to the impairments discussed above.
•	Adjusted EBITDA loss of $6.0 million for FY 2023 vs. Adjusted EBITDA of $2.7 million in FY 2022*.
•	Total Current Assets were $9.3 million, Total Assets were $21.2 million, Total Current Liabilities were $7.7 million and Total Liabilities were $30.5 million at July 31, 2023.

The Company had 146,636,974 common shares outstanding as of November 13, 2023.

For further details, please see the Company’s recent Form 10-K filing on EDGAR at www.sec.gov/edgar/search, and the annual audited financial statements filed on SEDAR at www.sedar.com.

*Adjusted EBITDA is a Non-GAAP metric used by management that does not have any standardized meaning prescribed by U.S. GAAP and may not be comparable to similar measures presented by other companies. Management defines the Adjusted EBITDA as the Income (loss) from operations, as reported, before interest, taxes, and adjusted for removing other non-cash items, including the stock-based compensation expense, gain on settlement, loss on impairment, depreciation, and further adjustments to remove acquisition related costs or gains. Management believes Adjusted EBITDA is a useful financial metric to assess its operating performance on a cash adjusted basis before the impact of non-cash items and acquisition activities. The most comparable financial measure calculated and presented in accordance with U.S. GAAP is net operating income (loss), which was presented above prior to the Adjusted EBITDA figure.

Net Profit/Loss	($20,566,354)
Interest Income	($72,000)
Interest	$1,718,859
Tax	$2,168,486
Depreciation/Amortization	$1,114,508
EBITDA	($15,636,501)

EBITDA	($15,636,501)
Gain on settlement	$0
Loss on impairment	$9,370,093
Stock-based compensation	$270,693
Adjusted EBITDA	($5,995,715)

Note: Comparative financial information does not include discontinued assets and assets held for sale.

A copy of the news release is attached as Exhibit 99.1 hereto.

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The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	News Release dated November 14, 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: November 14, 2023	By:	/s/ Michael Mills
Michael Mills President, CEO and Director

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